UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

SUN-TIMES MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans, 10-S Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Revised Settlement

On May 14, 2008, Sun-Times Media Group, Inc. (the “Company”) announced that it has agreed to revised terms of a settlement (“Revised Settlement”) that will resolve the various disputes and litigation among the Company, its controlling stockholder, Hollinger Inc.(“Hollinger”), and Hollinger’s largest secured noteholder, Davidson Kempner Capital Management LLC (together with certain of its affiliates, “DK”). The Revised Settlement modifies the terms of a settlement between the Company and Hollinger that was previously announced on March 25, 2008. Subsequent to the announcement of that agreement, the parties engaged in further discussions with DK that led to the Revised Settlement terms announced on May 14. The Revised Settlement is embodied in a Term Sheet and is subject to court approval (“Court Approval”) in Ontario under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”).

Under the Revised Settlement, there will be a complete release of claims between the parties and the elimination of the voting control by Hollinger of the Company through conversion on a one-for-one basis of the Class B shares to Class A shares. Upon Court Approval, the Revised Settlement provides that the court shall authorize and direct Hollinger, the Company and any other necessary party to take the steps necessary to convert the Class B shares into Class A shares.

The Revised Settlement also includes the following modifications to the previously announced settlement that directly affect the Company:

•	1,499,000 new Class A shares will be issued to Hollinger upon Court Approval, not later as previously agreed;
•

The Company has agreed to grant a demand registration right with respect to the Class A Common Stock that result from the conversion of the Class B shares contemplated by the Revised Settlement, as well as with respect to the new 1,499,000 Class A shares issued to Hollinger pursuant to the Revised Settlement, subject to the Company’s right to defer such registration under certain circumstances and subject to Hollinger’s reimbursing the Company for the costs of such registration in an amount to be negotiated;

•

Hollinger has agreed to vote its Class B shares at the scheduled meeting of the Company’s stockholders on June 17, 2008 in support of the election of a slate of candidates for election to the Company’s Board of Directors selected by the Company’s current Board of Directors. Upon the later of Court Approval or immediately following such stockholders meeting, each of William Aziz, Brent Baird, Albrecht Bellstedt, Peter Dey, Edward Hannah and Wesley Voorheis , the six directors appointed to the Company’s Board of Directors by Hollinger in August 2007, will submit their resignations from the Company’s Board of Directors;

•

Upon Court Approval, the Company will be entitled to reimbursement by Hollinger of the Company’s legal fees that have been incurred in connection with Hollinger’s CCAA proceedings from August 1, 2007 to the present, subject to an overall cap of $2 million, rather than the previously agreed cap of $1 million;

•

With regard to the stipulation and agreement of settlement of U.S. and Canadian class actions against the Company and Hollinger and an insurance settlement agreement dated June 27, 2007, pursuant to which up to $24.5 million (plus interest and less fees and expenses) will be paid to Hollinger and/or the Company and potential other claimants under their directors’ and officers’ insurance policies (the “Insurance Settlement Proceeds”), the Company will receive 85% of the amount of Insurance Settlement Proceeds to be received by Hollinger and the Company from such proceeds (rather than the previously agreed 80%).

Under the Revised Settlement, the Class A shares issued upon conversion and the additional 1,499,000 Class A shares to be issued to Hollinger will be voted by the indenture trustees for Hollinger’s Notes upon the direction of DK and the other holders of such Notes, except that such trustees together will only be able to vote shares of common stock not exceeding 19.999% of the outstanding common stock of the Company at any given time.

Amendment No. 4 to Rights Agreement

On May 14, 2008, the Company entered in Amendment No. 4 (“Amendment No. 4”) to the Company’s Rights Agreement, dated as of January 25, 2004, as amended by Amendment No. 1, dated May 10, 2005, Amendment No. 2, dated July 23, 2007, and Amendment No. 3, dated March 25, 2008 (as amended, the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

Amendment No. 4 amends the definition of the term “Beneficial Owner” in connection with certain transactions contemplated by the Revised Settlement. In particular, Amendment No. 4 provides that the Class A shares issued upon the conversion of the Class B shares, as well as the additional 1,499,000 Class A shares that will be issued, in both cases as part of the Revised Settlement described herein (collectively, the “New Shares”), will be deemed beneficially owned by the holders (the ”Noteholders”) of Hollinger’s Senior Secured Notes due 2011 (the “Notes”), as described above. The Indenture Trustee for the Notes will vote up to 19.999% of the New Shares and will thus be deemed to beneficially own such shares. In addition, as the voting of such shares is directed by the Noteholders, they will also be deemed to beneficially own up each Noteholder’s pro rata share (based on principal amount of the Notes) of the Notes held by such Noteholder; provided that any Noteholder with over 50% in principal amount of the Notes will be deemed to beneficially own all of such shares. Certain other changes were also made to the definition.

A copy of Amendment No. 4 has been filed as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure of the issuance of shares of the Company’s Class A Common Stock to Hollinger pursuant to the Revised Settlement described in “Item 1.01—Entry into a Material Definitive Agreement—Revised Settlement” below, which is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

Reference is made to the disclosure under “Item 1.01 – Entry into a Material Definitive Agreement—Amendment No. 4 to Rights Agreement” above, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

Reference is made to the disclosure of the resignations of Messrs. Aziz, Baird, Bellstedt, Dey, Hannah and Voorheis from the Company’s Board of Directors pursuant to the Revised Settlement described in “Item 1.01—Entry into a Material Definitive Agreement—Revised Settlement” above, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description of Exhibit
4.1	Amendment No. 4 to Rights Agreement, dated as of May 14, 2008, between the Company and the Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: May 20, 2008	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amendment No. 4 to Rights Agreement, dated as of May 14, 2008, between the Company and the Rights Agent.